UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

DIATECT INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

California	0-10147	95-355578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

875 South Industrial Parkway, Heber City, Utah, 84032
(Address of principal executive office)

(435) 654-4370
(Registrant s phone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT S CERTIFYING ACCOUNTANT

On November 4, 2004, the Audit Committee and Board of Directors of Diatect International, Inc., (the "Company"), dismissed Williams & Webster, CPA ("Williams & Webster"), as its independent auditors. The decision to dismiss the Company's relationship with Williams & Webster was for reasons of errors & omissions to a SB-2 registration statement currently under review by the SEC and excessive billing amounts for audit services.

There is not now, nor has there been a disagreement between the Registrant and Williams & Webster on the Registrant s accounting or financial statements. There was no qualification, modification or explanatory paragraph included in Williams & Webster s audit reports on the Financial Statements of the Registrant for the years ending December 31, 2003 and 2002.

The auditors report for the last two years from Williams & Webster did not contain an adverse opinion or disclaimer, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with the auditors on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures.

On February 14, 2005, the Audit Committee and Board of Directors of Diatect International, Inc. engaged Hansen, Barnett & Maxwell as their new independent auditors. The former auditors have been authorized by the Company to fully respond to the inquiries of Hansen, Barnett & Maxwell.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(A) Not applicable

(B) Not applicable

(C) Exhibits

      Exhibit 16.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

DIATECT INTERNATIONAL CORPORATION

March 1, 2005

/s/ Dave Andrus
Dave Andrus
Principal Executive Officer
Principal Financial Officer